Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 2 of our report dated October 8, 2007 relating to the financial statements of The Golf Alliance Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/  Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach. Florida
February 25, 2008

1501 Corporate Drive. Suite 15C •   Boynton Beach, FL 33426
Telephone: (561) 752-1721 •   Fax: (561) 734-8562
www.cpawebb.com